Filed Pursuant to Rule 424(b)(5)
Registration No. 333-204597

PROSPECTUS SUPPLEMENT

(To prospectus dated June 23, 2015)

3,400,000 Shares

Par Pacific Holdings, Inc.

Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 3,400,000 shares of our common stock directly to the investors without a placement agent or underwriter in this offering at a price of $22.00 per share. We are not paying underwriting discounts or commissions, so the proceeds to us, before expenses, will be approximately $74.8 million. We estimate the total expenses of this offering will be approximately $1.06 million.

Our common stock is listed on the NYSE MKT under the symbol “PARR.” On November 20, 2015, the last reported sale price of our common stock on the NYSE MKT was $27.92 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-3 of this prospectus supplement.

In order to avoid an “ownership change” for federal income tax purposes, our certificate of incorporation prohibits any person from becoming a holder of 5% or more of our outstanding common stock, and restricts the ability of any holder of 5% or more of our common stock from disposing of or acquiring shares of our common stock without our consent, except under limited circumstances. Consequently, there are limitations on the acquisition of shares of common stock as described in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect the shares will be ready for delivery on or about November 25, 2015.

Prospectus Supplement dated November 20, 2015

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus, and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks discussed under “Risk Factors” beginning on page S-3 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements incorporated by reference in this prospectus supplement, and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

In this prospectus supplement, unless the context otherwise requires, the terms “we,” “us,” “our,” the “company” and “Par” refer to Par Pacific Holdings, Inc. and its consolidated subsidiaries.

The Company

We own interests in energy and infrastructure businesses. Currently, we operate in four segments: (i) refining and distribution, (ii) retail, (iii) natural gas and oil production, and (iv) commodity marketing and logistics.

Our refining and distribution segment consists of a refinery in Kapolei, Hawaii, refined products terminals, pipelines, a single-point mooring and trucking operations. The refinery produces ultra-low sulfur diesel, gasoline, jet fuel, marine fuel, and other associated refined products primarily for consumption in Hawaii.

Our retail segment consists of retail outlets which sell gasoline, diesel, and retail merchandise throughout Hawaii. Our retail network includes Tesoro and “76” branded retail sites, company-operated convenience stores, sites operated in cooperation with 7-Eleven and other sites operated by third parties.

Our natural gas and oil production segment consists primarily of our 32.4% equity investment in Piceance Energy, LLC, a joint venture entity focused on producing natural gas in Garfield and Mesa Counties, Colorado. In October 2015, Piceance Energy began doing business as Laramie Energy Company.

Our commodity marketing and logistics segment focuses on sourcing, marketing, transporting, and distributing crude oil and refined products. Our logistics capability consists of historical pipeline shipping status and a leased railcar fleet, with the capability of moving crude oil from landlocked locations in the Western U.S. and Canada to the refining hubs in the Midwest, Gulf Coast, and East Coast regions of the U.S.

Corporate Information

Our principal executive office is located at 800 Gessner Road, Suite 875, Houston, Texas 77024. Our telephone number is (281) 899-4800, and our website is www.parpacific.com. Information contained on or accessible through our website is not incorporated by reference into or otherwise a part of this prospectus supplement or the accompanying prospectus.

The Offering

Common Stock Offered by Par	3,400,000 shares

Common Stock Outstanding Before this Offering	37,979,812 shares

Common Stock Outstanding After this Offering	41,379,812 shares

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $73.74 million, after deducting estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and other general corporate purposes.

See “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-3 for a discussion of factors to consider before deciding to purchase shares of our common stock.

NYSE MKT Symbol	PARR

The number of shares of our common stock to be outstanding after this offering is based on 37,979,812 shares of our common stock issued and outstanding as of October 29, 2015, including 448,912 shares of unvested restricted stock, and excludes:

•	1,617,761 shares of our common stock issuable upon the exercise of stock options, at a weighted-average exercise price of $19.81 per share;

•	345,135 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $0.10 per share; and

•	135,000 additional shares of our common stock available for future issuance under our 2012 Long Term Incentive Plan.

On November 4, 2015, our Board of Directors increased the maximum number of shares issuable under the 2012 Long Term Incentive Plan to an aggregate of 4 million shares, subject to shareholder approval.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing, you should consider carefully the risks described below, together with the other information contained in this prospectus supplement and incorporated by reference in this prospectus supplement, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015 and other filings we make with the U.S. Securities and Exchange Commission (“SEC”). The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer, and you could lose your investment in us.

Risks Related to this Offering and Our Common Stock

Because our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

Our management will have broad discretion in the application of the proceeds from this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. It is possible that we may invest the proceeds in a way that does not yield a favorable, or any, return for us.

Because we have no near term plans to pay cash dividends on our common stock, investors must look solely to stock appreciation for a return on their investment in us.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate declaring or paying any cash dividends on our common stock in the near term. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our common stock or if our operating results do not meet their expectations, our stock price could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover our company downgrades our common stock or if our operating results do not meet their expectations, our stock price could decline.

The price of our common stock historically has been volatile. This volatility may affect the price at which you could sell your common stock.

The market price for our common stock has varied between a high of $27.92 on November 20, 2015 and a low of $13.26 on December 10, 2014 in the twelve-month period ending on November 20, 2015. This volatility may affect the price at which you could sell your common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts’ estimates; and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

The market for our common stock has been historically illiquid, which may affect your ability to sell your shares.

The volume of trading in our common stock has historically been low. In addition, a substantial amount of our common stock is held by two investors who have restrictions on their ability to sell the stock. The lack of substantial liquidity can adversely affect the price of our stock at a time when you might want to sell your shares. There is no guarantee that an active trading market for our common stock will develop or be maintained on the NYSE MKT, or that the volume of trading will be sufficient to allow for timely trades. Investors may not be able to sell their shares quickly or at the latest market price if trading in our stock is not active or if trading volume is limited. In addition, if trading volume in our common stock is limited, trades of relatively small numbers of shares may have a disproportionate effect on the market price of our common stock.

Delaware law, our charter documents and concentrated stock ownership may impede or discourage a takeover, which could reduce the market price of our common stock.

We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. For example, the change in ownership limitations contained in Article 11 of our certificate of incorporation could have the effect of discouraging or impeding an unsolicited takeover proposal. In addition, our board of directors or a committee thereof has the power, without stockholder approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock. The ability of our board of directors or a committee thereof to create and issue a new series of preferred stock and certain provisions of Delaware law and our certificate of incorporation and bylaws could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, which, under certain circumstances, could reduce the market price of our common stock.

Zell Credit Opportunities Master Fund, L.P. (“ZCOF”) and Whitebox Advisors, LLC (“Whitebox”), together with their respective affiliates, each own or have the right to acquire as of October 29, 2015 approximately 32.4% and 22.3%, respectively, of our outstanding common stock. In addition, an affiliate of ZCOF, EGI Investors, L.L.C., is purchasing additional shares of our common stock in this offering. The level of their combined ownership of shares of our common stock could have the effect of discouraging or impeding an unsolicited acquisition proposal.

We may issue preferred stock with terms that could adversely affect the voting power or value of our common stock.

Our certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could adversely affect the residual value of the common stock.

We may issue shares of common stock in satisfaction of general unsecured claims from our predecessor’s bankruptcy that would dilute your ownership of our common stock.

In December 2011 and January 2012, Delta Petroleum Corporation and its subsidiaries filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware, and in March 2012, obtained approval from the bankruptcy court to proceed with a plan of reorganization. Pursuant to this plan, among other things, certain allowed general unsecured claims may be paid with shares of our common stock. As of September 30, 2015, 27 claims totaling approximately $26.5 million remain to be resolved and we have reserved approximately $1.1 million representing the estimated value of claims remaining to be settled which are deemed probable and estimable at period end. The settlement of claims is subject to ongoing litigation and we are unable to predict with certainty how many shares will be required to satisfy all claims. Pursuant to the plan of reorganization, allowed claims are settled at a ratio of 54.4 shares per $1,000 of claim. Any issuances by us of common stock to satisfy claims would have a dilutive impact on the ownership interest of existing common stockholders and could cause the market price of our common stock to decline.

The effect of the issuance of shares of common stock in this offering may be to dilute your ownership interest or lower the market price of our common stock.

In this offering, we are offering an aggregate of 3,400,000 shares of our common stock. The increase in the number of outstanding shares of our common stock being issued in this offering would dilute a stockholder’s ownership interest or could have a negative effect on the market price of our common stock.

Future sales of our common stock could reduce our stock price and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.

We are not restricted from issuing additional shares of common stock, including shares issuable pursuant to securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. Following completion of this offering of common stock, we expect that we will have approximately 41,379,812 million shares of common stock outstanding based on the number of shares outstanding as of October 29, 2015.

Subject to the satisfaction of vesting conditions and the requirements of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), shares of our common stock registered under our equity incentive plan are available for resale immediately in the public market without restriction. In addition, subject to the change in ownership limitations contained in Article 11 of our certificate of incorporation and the requirements of Rule 144, up to 24,204,391 shares of our common stock registered under our registration statement on Form S-3 filed on June 1, 2015 are available for resale immediately in the public market without restriction, including 345,135 shares of our common stock that are issuable upon the exercise of common stock warrants at a nominal price. These shares include all of the shares of common stock that Whitebox, together with its respective affiliates, own or have the right to acquire as of October 29, 2015.

We cannot predict the size of future issuances of our common stock or securities convertible into or exchangeable for, or that represent the right to receive, common stock or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and in the documents we incorporate by reference herein may constitute “forward-looking” statements as defined in Section 27A of the Securities Act, Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (“PSLRA”), or in releases made by the SEC, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements of Par and our subsidiaries to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in this prospectus supplement and in the documents we incorporate herein by reference are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus supplement and in the documents we incorporate herein by reference are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described under the heading “Risk Factors” in this prospectus supplement and elsewhere in the documents we incorporate herein by reference. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $73.74 million, after deducting estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes.

Our management and our board of directors will retain broad discretion in deciding how to allocate the net proceeds of this offering. The precise amounts and timing of our use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors.

PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND POLICY

On July 22, 2014, our common stock began trading on the NYSE MKT under the symbol “PARR.” Prior to that date, our common stock was traded on the OTCQB Marketplace under the symbol “PARR.”

The high and low sale prices for our common stock for the most recent two fiscal years and the current fiscal year to date are shown in the table below. The prices per share of our common stock prior to the 1:10 reverse stock split effective for trading purposes on January 29, 2014 have been adjusted to reflect this stock split on a retroactive basis.

	High	Low
Quarter Ended
2015
December 31, 2015 (through November 20, 2015)	$27.92	$20.25
September 30, 2015	$21.50	$17.09
June 30, 2015	$25.67	$18.11
March 31, 2015	$23.38	$15.80
2014
December 31, 2014	$16.85	$13.26
September 30, 2014	$25.00	$14.00
June 30, 2014	$20.00	$16.00
March 31, 2014	$23.90	$19.95
2013
December 31, 2013	$25.00	$18.50
September 30, 2013	$19.40	$16.10
June 30, 2013	$17.70	$13.60
March 31, 2013	$14.50	$10.00

On November 20, 2015, the closing price of our common stock as reported by the NYSE MKT was $27.92 per share. As of November 20, 2015, there were 161 common stockholders of record.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate declaring or paying any cash dividends on our common stock in the near term. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant. In addition, the terms of our credit agreements currently restrict the payment of cash dividends to the holders of our common stock and any other equity holders.

PLAN OF DISTRIBUTION

We are offering the shares of common stock directly to certain existing stockholders and other institutional investors. The offering is not being made through an underwriter or placement agent. We have entered into a subscription agreement with these investors for the full amount of the offering. The form of subscription agreement is included as an exhibit to our Current Report on Form 8-K that we will file with the SEC in connection with the consummation of this offering. See “Where You Can Find More Information.”

We have agreed to pay Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”) approximately $998,000 upon the consummation of this offering in connection with BofA Merrill Lynch’s provision of certain consulting and structuring services to us, and for certain legal and other expenses incurred in connection with, or related to, the provision of such services. In addition, we have agreed to indemnify BofA Merrill Lynch against certain liabilities arising out of or in connection with the engagement.

Our obligation to issue and sell shares to the purchasers is subject to the conditions set forth in the subscription agreement. A purchaser’s obligation to purchase shares is subject to conditions set forth in the subscription agreement as well.

The purchasers have agreed not to (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the purchased shares or (ii) enter into any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, any of the economic consequences of ownership of the purchased shares for a period of six months after the date of this prospectus supplement, without our prior written consent.

We expect that the sale of 3,400,000 shares will be completed on or about November 25, 2015. We estimate the total expenses of this offering which will be payable by us will be approximately $1.06 million.

The transfer agent for our common stock is American Stock Transfer & Trust Company LLC.

Our common stock is traded on the NYSE MKT under the symbol “PARR.”

LEGAL MATTERS

Certain legal matters regarding the validity of the shares of common stock that are offered hereby will be passed upon for us by Porter Hedges LLP.

EXPERTS

The consolidated financial statements of Par Pacific Holdings, Inc. (formerly known as Par Petroleum Corporation) and its subsidiaries as of and for the years ended December 31, 2014 and 2013, incorporated in this prospectus supplement by reference from our Current Report on Form 8-K filed on May 22, 2015, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audit report on the balance sheets of Piceance Energy, LLC as of December 31, 2014 and 2013, and the related statements of operations, members’ equity, and cash flows for the years ended December 31, 2014 and 2013, included in our Current Report on Form 8-K filed on May 22, 2015, have been incorporated by reference herein in reliance upon the reports of EKS&H LLLP, our independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The combined financial statements of Tesoro Hawaii (as described in Note A to the combined financial statements) as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, included in Par Petroleum Corporation’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 14, 2013, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference, given on the authority of such firm as experts in accounting and auditing.

The information included in or incorporated by reference into this prospectus supplement regarding estimated quantities of our proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of reserves and future net revenue as of December 31, 2014, that were prepared by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm. These estimates are aggregated and the sums are included in or incorporated by reference into this prospectus in reliance upon the authority of the firm as an expert in these matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. Such reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings are also available to the public at the SEC’s website at www.sec.gov. In addition, documents filed by us can be inspected at the offices of the NYSE MKT, 20 Broad Street, New York, New York 10002. We maintain a website at www.parpacific.com. On the Investors page of that site, we provide access to our SEC filings free of charge as soon as reasonably practicable after filing with the SEC. The information on our website is not incorporated in this prospectus supplement or the accompanying prospectus by reference and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed (unless otherwise stated, other than information furnished under Items 2.02 or 7.01, or any corresponding information furnished under Item 9.01, of any Form 8-K, which is not deemed filed):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 12, 2015, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2015, incorporated by reference therein (Items 1, 7 and 8 of the Annual Report on Form 10-K have been updated by our Current Report on Form 8-K filed with the SEC on May 22, 2015) (File No. 001-36550);

•	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 11, 2015, for the quarterly period ended June 30, 2015, filed with the SEC on August 7, 2015, and for the quarterly period ended September 30, 2015, filed with the SEC on November 5, 2015 (File No. 001-36550);

•	A description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on July 16, 2014 (File No. 001-36550); and

•	Our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on November 14, 2013, January 7, 2015, February 24, 2015, February 25, 2015, March 12, 2015, March 13, 2015, April 2, 2015 (two reports of the same date), April 13, 2015, May 11, 2015, May 12, 2015, May 15, 2015, May 22, 2015, June 1, 2015, June 3, 2015, October 14, 2015 and October 20, 2015 (File No. 001-36550) (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K).

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and that are deemed “filed” prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

This prospectus supplement incorporates documents by reference that are not delivered with this prospectus supplement. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to Par Pacific Holdings, Inc., 800 Gessner Road, Suite 875, Houston, Texas 77024, Attention: Corporate Secretary, telephone number: (281) 899-4800.

PROSPECTUS

$750,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

Guarantees of Non-Convertible Debt Securities of

Par Petroleum Corporation by:

EWI, LLC

Hawaii Independent Energy, LLC

Hawaii Pacific Energy, LLC

HEWW Equipment, LLC

HIE Retail, LLC

Inter Island Petroleum, Inc.

Island Petroleum, Inc.

Kauai Automated Fuel Service, Inc.

Kauai Petroleum Co., Ltd.

Koko’oha Investments, Inc.

Mid Pac CS, LLC

Mid Pac Petroleum, LLC

Oahu Petroleum, Inc.

Par New Mexico, LLC

Par Point Arguello, LLC

Par Piceance Energy Equity, LLC

Par Utah, LLC

Par Washington, LLC

Senter Petroleum, Inc.

Smiley’s Super Service, Inc.

Texadian Energy Canada Limited

Texadian Energy, Inc.

We may offer from time to time debt securities, shares of our common stock, shares of our preferred stock, depositary shares, warrants, subscription rights, purchase contracts and units. Any non-convertible debt securities we issue under this prospectus may be guaranteed by certain of our subsidiaries.

The aggregate initial offering price of the securities that we offer will not exceed $750,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our common stock is quoted on the NYSE MKT under the symbol “PARR.” The last reported sale price of our common stock on May 29, 2015 was $22.80 per share.

In order to avoid an “ownership change” for federal income tax purposes, our certificate of incorporation prohibits any person from becoming a holder of 5% or more of our outstanding common stock, and restricts the ability of any holder of 5% or more of our common stock from disposing of or acquiring shares of our common stock without our consent, except under limited circumstances. Consequently, there are limitations on the acquisition of shares of common stock as described in this prospectus.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 23, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $750 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Commission, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website or at the Commission offices mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

PAR PETROLEUM CORPORATION

As used in this prospectus, the terms “we,” “us,” “our,” the “Company” and “Par” mean Par Petroleum Corporation, a Delaware corporation, and its consolidated subsidiaries, unless the context indicates otherwise.

We are an integrated refiner and marketer based in Houston, Texas. Currently, we operate in four business segments: (i) refining and distribution, (ii) retail, (iii) natural gas and oil production and (iv) commodity marketing and logistics.

Our refining and distribution segment consists of a refinery in Kapolei, Hawaii, eight refined products terminals, 27 miles of pipelines, a single-point mooring and trucking operations which produce refined products and distribute gasoline and diesel throughout Hawaii. The refinery produces ultra-low sulfur diesel, gasoline, jet fuel, marine fuel, and other associated refined products primarily for consumption in Hawaii.

Following our acquisition of Mid Pac Petroleum, LLC on April 1, 2015, our retail segment consists of 52 branded Tesoro and “76” stations (38 of which include a convenience store which we operate), 28 stations operated in partnership with 7-Eleven and 12 unmanned cardlock stations.

Our natural gas and oil production segment consists of natural gas and oil assets that are non-operated and concentrated in our 34.0% ownership of Piceance Energy, LLC, or Piceance Energy, a joint venture entity operated by Laramie Energy II, LLC and focused on producing natural gas in Garfield and Mesa Counties, Colorado. In addition, we own non-operated interests in Colorado and offshore California, and an overriding royalty interest in New Mexico. Our interests are heavily weighted towards natural gas and natural gas liquids.

Our commodity marketing and logistics segment focuses on sourcing, marketing, transporting, and distributing crude oil and refined products. Our logistics capability consists of historical pipeline shipping status, a railcar fleet, and expertise in contracted chartering of tows and barges, with the capability of moving crude oil from land-locked locations in the Western U.S. and Canada to the refining hubs in the Midwest, Gulf Coast, and East Coast regions of the U.S.

Par Petroleum Corporation is a Delaware corporation, created through the successful reorganization of Delta Petroleum Corporation in August 2012, whose principal executive offices are located at 800 Gessner Road, Suite 875, Houston, Texas 77024. The Company’s telephone number is (281) 899-4800.

ABOUT THE SUBSIDIARY GUARANTORS

Par Petroleum Corporation is a holding company. We conduct substantially all of our operations through our subsidiaries: EWI LLC, Hawaii Independent Energy, LLC, Hawaii Pacific Energy, LLC, HEWW Equipment LLC, HIE Retail, LLC, Inter Island Petroleum, Inc., Island Petroleum, Inc., Kauai Automated Fuel Service, Inc., Kauai Petroleum Co., Ltd., Koko’oha Investments, Inc., Mid Pac CS, LLC, Mid Pac Petroleum, LLC, Oahu Petroleum, Inc., Par New Mexico LLC, Par Piceance Energy Equity LLC, Par Point Arguello LLC, Par Utah LLC, Par Washington LLC, Senter Petroleum, Inc., Smiley’s Super Service, Inc., Texadian Energy Canada Limited and Texadian Energy, Inc. If so indicated in an accompanying prospectus supplement, each of these subsidiaries may jointly and severally, fully, irrevocably and unconditionally guarantee our payment obligations under any series of non-convertible debt securities offered by this prospectus. To the extent required by the rules and regulations of the Commission, financial information concerning our guarantor subsidiaries and non-guarantor subsidiaries will be included in our consolidated financial statements filed as a part of our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the Commission and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995, or the PSLRA, or in releases made by the Commission. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Par and our subsidiaries to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including:

•	our ability to successfully integrate our acquisition of Koko’oha Investments, Inc. and Mid Pac Petroleum, LLC with our operations and realize the anticipated benefits from the acquisition;

•	our ability to identify all potential risks and liabilities in our due diligence of Koko’oha Investments, Inc. and Mid Pac Petroleum, LLC and their business;

•	the volatility of crude oil prices, natural gas prices and refined product prices;

•	the continued availability of our net operating loss tax carryforwards;

•	our ability to maintain adequate liquidity;

•	our ability to identify future acquisitions and to successfully complete our diligence related to such acquisitions;

•	compliance with legal and/or regulatory requirements;

•	a liquid market for our common stock may not develop;

•	the concentrated ownership of our common stock may depress its liquidity;

•	our ability to generate cash flow may be limited;

•	the strength and financial resources of our competitors may negatively impact our results;

•	many of our products are dangerous or harmful if mishandled;

•	our disclosure controls and procedures and our internal controls over financial reporting may be ineffective;

•	the instability in the global financial system may disrupt our operations;

•	decreasing demand for transportation fuels resulting from global economic downturns;

•	our insurance may be inadequate;

•	operating hazards may result in losses;

•	spills, discharges or other releases of petroleum products or hazardous substances may occur resulting in a significant liability;

•	our level of indebtedness may prove excessive;

•	interruptions of supply and increased cost may result from third-party transportation of crude oil and refined products;

•	our critical information systems may fail;

•	our inability to control activities on properties we do not operate;

•	uncertainties in the estimation of proved reserves and in the projection of future rates of production;

•	declines in the values of our natural gas and oil properties resulting in write-downs; and

•	the success of our risk management strategies is uncertain.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, and our subsequent Commission filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file reports, proxy statements and other information with the Commission as required by the Exchange Act. These reports, proxy statements and other information can be inspected and copied at the Commission’s Public Reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. Par maintains an Internet site at www.par-petro.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

We have filed a registration statement with the Commission on Form S-3 (including any amendments thereto, known as the registration statement) under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You may refer to the registration statement and the exhibits and schedules thereto for more information about the offered securities and us. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the Commission under the Exchange Act, are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on March 12, 2015, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 21, 2015, incorporated by reference therein (Items 1, 7 and 8 of the Annual Report on Form 10-K have been updated by our Current Report on Form 8-K filed with the Commission on May 22, 2015) (File No. 001-36550);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the Commission on May 11, 2015 (File No. 001-36550);

•	A description of our common stock contained in our registration statement on Form 8-A, filed with the Commission on July 16, 2014 (File No. 001-36550); and

•	Our Current Reports on Form 8-K or Form 8-K/A, filed with the Commission on November 14, 2013, January 7, 2015, February 24, 2015, February 25, 2015, March 12, 2015, March 13, 2015, April 2, 2015 (two reports of the same date), April 13, 2015, May 11, 2015, May 12, 2015, May 15, 2015, May 22, 2015, June 1, 2015 and June 3, 2015 (File No. 001-36550) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of this prospectus and prior to the termination of each offering under this prospectus, shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered with the prospectus. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to Par Petroleum Corporation, 800 Gessner Road, Suite 875, Houston, Texas 77024, Attention: Corporate Secretary, telephone number: (281) 899-4800.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, and our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DILUTION

Our net tangible book value at March 31, 2015, was $7.17 per share of common stock. Net tangible book value per share of common stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our common stock outstanding. If we offer shares of our common stock, purchasers of our common stock in that offering may experience immediate dilution in net tangible book value per share. The prospectus supplement relating to an offering of shares of our common stock will set forth the information regarding any dilutive effect of that offering.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated were as follows:

	Successor							Predecessor
	Three Months Ended	Year Ended December 31,				September 1 through December 31,		January 1 through August 31,		Year Ended December 31,
	March 31, 2015	2014		2013		2012		2012		2011		2010
Ratio of earnings to fixed charges (1)	1.3	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent pre-tax income (loss) from operations before adjustment for income (loss) from Piceance Energy, LLC plus fixed charges plus distributed income (loss) from Piceance Energy, LLC. Fixed charges include interest expense and financing costs, net and an estimate of the interest within rental expense.
(2)	Earnings were inadequate to cover fixed charges for the year ended December 31, 2014, the year ended December 31, 2013, the four months ended December 31, 2012, the eight months ended August 31, 2012, the year ended December 31, 2011 and the year ended December 31, 2010, by approximately $50.3 million, $76.2 million, $10.3 million, $177.0 million, $487.9 million and $105.9 million, respectively.

DESCRIPTION OF DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series:

•	in the case of senior debt securities, under a senior indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement; and

•	in the case of subordinated debt securities, under a subordinated indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement.

Any such senior indenture or subordinated indenture will be substantially in the form included as exhibits to the registration statement of which this prospectus is a part.

Because the following is only a summary of the indentures and the debt securities, it does not contain all information that you may find useful. For further information about the indentures and the debt securities, we urge you to read the indentures, the forms of securities, the applicable prospectus supplements and the applicable supplemental indentures.

As used in this section of the prospectus and under the captions “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Subscription Rights,” “Description of Purchase Contracts,” and “Description of Units,” the terms “we,” “us,” “our,” the “Company” and Par mean Par Petroleum Corporation only, and not the subsidiaries of Par Petroleum Corporation. Capitalized terms not otherwise defined in this Description of Debt Securities have the meanings given to them in the aforementioned indentures.

Unless otherwise specified in a prospectus supplement, any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities, either of which may be issued in registered or global form. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to certain of our senior debt. In general, this means that if we declare bankruptcy, holders of the senior debt securities and certain other senior debt will be paid in full before the holders of subordinated debt securities will receive any payment on their securities. Non-convertible debt securities may be fully, irrevocably and unconditionally guaranteed, on a joint and severed basis, by some or all of our subsidiaries, other than “minor” subsidiaries as such term is interpreted in securities regulations governing financial reporting for guarantors.

We conduct substantially all of our operations through our subsidiaries. Consequently, our ability to repay our obligations, including our obligation to pay interest on the debt securities, to repay the principal amount of the debt securities at maturity or upon redemption, or to buy back the securities, depends to a certain extent upon our ability to receive cash flow from our subsidiaries. That is, we will depend upon our subsidiaries’ earnings and their distributions of those earnings to us, and upon our subsidiaries repayment of investments and advances we have made to them to meet our obligations under the debt securities and our other obligations. Our subsidiaries are separate and distinct legal entities and, except to the extent our subsidiaries guarantee the non-convertible debt securities, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so.

Generally, the debt securities will be effectively subordinated to all existing and future secured indebtedness of our subsidiaries and us and to all existing and future indebtedness of all non-guarantor subsidiaries. This means that our rights and the rights of our creditors, including the holders of our debt securities, to receive any of the cash or other assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the superior claims of creditors of the subsidiary, except to the extent that we or our creditors may be recognized as creditors of the subsidiary. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will also depend upon their operating results and will be subject to applicable laws and contractual restrictions. Unless otherwise specified in an applicable prospectus supplement, the indentures do not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

The indentures do not limit the aggregate principal amount of debt securities that can be issued. The debt securities may be issued in one or more series as we may authorize from time to time. A prospectus supplement and a supplemental indenture relating to the offering of a particular series of debt securities will set forth the specific terms of the offered debt securities.

These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	in the case of discount debt securities, the rate of accretion of principal, which may be fixed or variable, or the method of determining such rate, and the date or dates from which principal will accrete or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange (or upon which we may require the holders to convert or exchange) the debt securities into or for common stock, preferred stock or other securities or property of ours or of another person (or upon which such debt securities shall automatically convert or be exchanged into or for such other securities or property);

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depository for global or certificated debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such non-convertible debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

•	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount;

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	to add to, change or eliminate any of the provisions of the indentures to such extent as shall be necessary to add any of our subsidiaries as a co-issuer of debt securities of an applicable series; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any Senior Debt on the terms set forth below:

Under the subordinated indenture, “Senior Debt” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us (including all mandatory obligations under repurchase agreements for the payment of the repurchase price for the securities purchased pursuant thereto);

•	any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, Senior Debt does not include:

•	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our indebtedness in respect of the subordinated debt securities;

•	any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

•	any of our indebtedness to any subsidiary; or

•	any liability for federal, state, local or other taxes owed or owing by us.

Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.

If we default in the payment of any principal of (or premium, if any) or interest on any Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise but excluding payments in securities which are subordinate in right of payment to all then outstanding Senior Debt, or “Junior Securities”) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other acquisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occur, we will pay in full all Senior Debt before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of Par Petroleum Corporation (or relating to our property), whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Debt has been paid in full (other than permitted payments in Junior Securities), such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full.

The subordinated indenture does not limit the issuance of additional Senior Debt.

Subsidiary Guarantees

If specified in the prospectus supplement, our guarantor subsidiaries will guarantee the non-convertible debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the guarantees of the guarantor subsidiaries.

Subject to the limitations described below and in the prospectus supplement, the guarantor subsidiaries will, jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at the maturity date, by acceleration or otherwise, of all our payment obligations under the indentures and the non-convertible debt securities of a series, whether for principal of, premium, if any, or interest on the non-convertible debt securities or otherwise. The guarantor subsidiaries will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable trustee in enforcing any rights under a guarantee with respect to a guarantor subsidiary.

In the case of subordinated non-convertible debt securities, a guarantee of a guarantor subsidiary will be subordinated in right of payment to the senior debt of such guarantor subsidiary on the same basis as the subordinated non-convertible debt securities are subordinated to our senior debt. No payment will be made by any guarantor subsidiary under its guarantee during any period in which payments by us on the subordinated non-convertible debt securities are suspended by the subordination provisions of the subordinated indenture.

Each guarantee of a guarantor subsidiary will be limited to an amount not to exceed the maximum amount that can be guaranteed by the relevant guarantor subsidiary without rendering such guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each guarantee of a guarantor subsidiary will be a continuing guarantee and will:

•	remain in full force and effect until either (a) payment in full of all the applicable non-convertible debt securities (or such non-convertible debt securities are otherwise satisfied and discharged in accordance with the provisions of the applicable indenture) or (b) released as described in the following paragraph;

•	be binding upon each guarantor subsidiary; and

•	inure to the benefit of and be enforceable by the applicable trustee, the holders of the non-convertible debt securities and their successors, transferees and assigns.

In the event that a guarantor subsidiary ceases to be our subsidiary, or all or substantially all of the assets or all of the capital stock of any guarantor subsidiary is sold or disposed of, including by way of sale, merger, consolidation or otherwise, such guarantor subsidiary will be released and discharged of its obligations under its guarantee without any further action required on the part of the trustee or any holder of the non-convertible debt securities, and no other person acquiring or owning the assets or capital stock of such guarantor subsidiary will be required to enter into a guarantee. If legal or covenant defeasance occurs with respect to the non-convertible debt securities of any series, all the guarantor subsidiaries will be released and discharged from their obligations under their guarantees. In addition, the prospectus supplement may specify additional circumstances under which a guarantor subsidiary can be released from its guarantee.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not merge with or into or consolidate with another entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than a direct or indirect wholly owned subsidiary of ours, and no entity may merge with or into or consolidate with us or, except for any direct or indirect wholly owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

•	we are the surviving corporation or the entity formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the applicable indenture;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•	our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of Par Petroleum Corporation; and

•	any other Event of Default provided with respect to securities of that series.

If an Event of Default with respect to any debt securities of any series outstanding under an indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately.

However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Please read the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless:

•	an Event of Default has occurred and the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable indenture;

•	the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee shall not have instituted such action within 60 days of such request; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

As set forth below, we may discharge or defease our obligations under the indentures, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“legal defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our legal defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under each indenture, we and the applicable trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, each indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

•	change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify any of the above provisions.

Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indenture.

Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement:

•	payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest;

•	principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register;

•	a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series; and

•	all monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC or one of its participants and transfers of beneficial interests will only be effected through DTC’s or such participant’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	we determine in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the applicable indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

Each indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Trustee

Wilmington Trust, National Association will be the trustee under any senior debt securities indenture. Wilmington Trust, National Association or another trustee may be appointed trustee under any subordinated debt securities indenture.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

As of May 5, 2015 our authorized capital consisted of 500,000,000 shares of voting common stock, of which 37,151,709 were outstanding, and 3,000,000 shares of undesignated preferred stock, none of which were outstanding.

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and bylaws, as well as the Warrant Issuance Agreement, Stockholders Agreement, Registration Rights Agreement and Private Placement Registration Rights Agreement (each as defined below) relating to our capital stock. You should read our certificate of incorporation, bylaws, Warrant Issuance Agreement, Stockholders Agreement, Registration Rights Agreement and Private Placement Registration Rights Agreement as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the Commission, and they are incorporated by reference as exhibits to the registration statement. Please read “Where You Can Find More Information.”

Common Stock

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders. Such holders do not have the right to cumulate their votes in the election of directors. Holders of our common stock have no redemption or conversion rights, no preemptive or other rights to subscribe for our securities and are not entitled to the benefits of any sinking fund provisions. In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of all our debts and liabilities, and of the preferential rights of any series of preferred stock then outstanding. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor.

Our certificate of incorporation contains restrictions on the transfer of certain of our securities by holders who are, or would become as a result of such transfer, a holder of at least 5% of our common stock, or the 5% Shareholders, within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, or the Code. Such restrictions were put in place in order to preserve our net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382.

On November 10, 2014, as permitted by the terms of Article 11 of our certificate of incorporation, we entered into an allocation agreement, or the Allocation Agreement, with Zell Credit Opportunities Master Fund, L.P., ZCOF Par Petroleum Holdings, L.L.C and Whitebox Multi-Strategy Partners, L.P. to reallocate the proportionate amount of our common stock that the 5% Shareholders are permitted to transfer among our remaining 5% Shareholders. In accordance with Article 11 of our certificate of incorporation, our board of directors has approved, on a prospective basis, one or more Transfers (as defined in our certificate of incorporation) of shares of our common stock by the remaining 5% Shareholders up to the new allocation amounts included on a schedule to the Allocation Agreement.

Warrants

On August 31, 2012, pursuant to the terms of a warrant issuance agreement, or the Warrant Issuance Agreement, we issued warrants, or the Warrants, to purchase up to an aggregate of 959,213 shares, or the Warrant Shares, of our common stock. The holders of the Warrants are entitled to purchase Warrant Shares at an exercise price of $0.10 per share, subject to certain adjustments from time to time. The Warrants expire on the earlier of August 31, 2022 or the occurrence of certain merger or consolidation transactions. At May 5, 2015, Warrants to purchase an aggregate of 749,148 Warrant Shares were outstanding.

The initial number of Warrant Shares was determined based on the number of shares of our common stock issued as allowed claims by the U.S. Bankruptcy Court for the District of Delaware, or the Bankruptcy Court, pursuant to the Third Amended Joint Chapter 11 Plan of Reorganization of Delta Petroleum Corporation and Its Debtor Affiliates dated August 13, 2012, or the Plan. The number of Warrant Shares and the exercise price will be adjusted in the event that any additional shares of our common stock or securities convertible into our common stock, or the Unresolved Bankruptcy Shares, are authorized to be issued under the Plan by the Bankruptcy Court after August 31, 2012, as a result of any unresolved bankruptcy claims under the Plan. Upon each issuance of any Unresolved Bankruptcy Shares, the exercise price will be reduced to an amount equal to the product obtained by multiplying (A) the exercise price in effect immediately prior to such issuance or sale, by (B) a fraction, the numerator of which will be (x) 14,765,581 and (y) the denominator of which will be sum of (1) 14,765,581 and (2) and the number of additional Unresolved Bankruptcy Shares authorized for issuance under the Plan. Upon each such adjustment of the exercise price, the number of Warrant Shares will be increased to the number of shares determined by multiplying (A) the number of Warrant Shares which could be obtained upon exercise of such Warrant immediately prior to such adjustment by (B) a fraction, the numerator of which will be the exercise price in effect immediately prior to such adjustment and the denominator of which will be the exercise price in effect immediately after such adjustment.

The number of shares of our common stock issuable upon exercise of the Warrants and the exercise prices of the Warrants will be adjusted in connection with certain issuances or sales of shares of our common stock and convertible securities, or any subdivision, reclassification or combinations of common stock, as set forth in the Warrant Issuance Agreement. Additionally, in the case of any reclassification or capital reorganization of our capital stock, the holder of each Warrant outstanding immediately prior to the occurrence of such reclassification or reorganization shall have the right to receive upon exercise of the applicable Warrant, the kind and amount of stock, other securities, cash or other property that such holder would have received if such Warrant had been exercised.

Preferred Stock

Our board of directors is authorized to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the powers, designation, preferences and rights of each series and the qualifications, limitations or restrictions of each series, including:

•	the designation of the series and the number of shares to constitute the series;

•	the dividend rate of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative;

•	whether the shares of the series shall be subject to redemption by the Company and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

•	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

•	whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Company, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

•	the extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise;

•	the restrictions, if any, on the issue or reissue of any additional preferred stock; and

•	rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the Company.

The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified by the certificate of designation relating to the applicable series of preferred stock. You should read that document for provisions that may be important to you. We will include that document as an exhibit to a filing with the Commission in connection with an offering of preferred stock.

The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by the rules of any stock exchange or automated quotation system on which our securities are listed or traded. If the approval of our stockholders is not required for the issuance of shares of preferred stock or common stock, the board of directors may determine not to seek stockholder approval.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue shares based on its judgment as to our best interests and the best interests of our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt, including a tender offer or other transaction that some, or a majority of, our stockholders might believe to be in their best interests or that might result in stockholders receiving a premium for their stock over the then current market price of the stock.

Anti-Takeover Provisions

As noted above, because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. Our certificate of incorporation and our bylaws provide that only the chairman of the board of directors, the chief executive officer, or any officer upon the written request of a majority of the board of directors, may call a special meeting of the stockholders.

Our certificate of incorporation requires a 66 2⁄3% stockholder vote for the amendment or repeal of certain provisions of the certificate of incorporation relating to the makeup of the board of directors, voting requirements, liability of directors, indemnification of officers and directors, and the transfer restrictions noted above. Our bylaws require a 66 2⁄3% stockholder vote for the amendment or repeal of certain provisions of the bylaws. The combination of the lack of cumulative voting and the 66 2⁄3% stockholder voting requirements will make it more difficult for existing stockholders to replace the board of directors as well as for another party to obtain control of us by replacing the board of directors. Because the board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us. These provisions are intended to enhance the likelihood of continued stability in the composition of the board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

As noted above, our certificate of incorporation contains restrictions on the transfer of certain of our securities by holders who are, or would become as a result of such transfer, a holder of at least 5% of our common stock within the meaning of Section 382 of the Code. This 5% limitation may have the effect of preserving effective control of us by our principal stockholders and preserving the tenure of the board of directors and management.

In addition, the Company is subject to Section 203 of the Delaware General Corporation Law, or the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or is an affiliate or associate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Stockholders Agreement

The Company entered into a stockholders agreement in April 2015, or the Stockholders Agreement, for the benefit of the holders of any of our securities entitled to vote for members of our board of directors providing that in the event that we are no longer required to file annual and quarterly reports with the Commission, we will provide, as soon as reasonably practicable, comparable audited reports on an annual basis, unaudited reports on a quarterly basis (which annual and quarterly reports shall contain substantially similar descriptions of business and management discussion and analysis provisions as are then required to be included in relevant filings with the Commission), and earnings releases on a quarterly basis, made available to such holders through a secure web site and subject to a standard click-through access and confidentiality agreement.

Registration Rights Agreements

Registration Rights Agreement

The Company and certain of its stockholders, or the Stockholders, including affiliates of Zell Credit Opportunities Master Fund, L.P., or ZCOF and Whitebox Advisors, LLC, or Whitebox, are parties a registration rights agreement, or the Registration Rights Agreement, providing the Stockholders with certain registration rights.

Pursuant to the Registration Rights Agreement, among other things, any Stockholder or group of Stockholders that, together with its or their affiliates, holds more than fifteen percent (15%) of the Registrable Shares (as defined in the Registration Rights Agreement), will have the right to require the Company to file with the Commission, a registration statement on Form S-1 or S-3, or any other appropriate form under the Securities Act or the Exchange Act for a public offering of all or part of its Registrable Shares, or a Demand Registration, by delivery of written notice to the Company, or a Demand Request.

Within ninety (90) days after receiving the Demand Request, we are required to file with the Commission the registration statement, on any form for which we then qualify and which is available for the sale of the Registrable Shares in accordance with the intended methods of distribution thereof, with respect to the Demand Registration. We are required to use commercially reasonable efforts to cause the registration statement to be declared effective as soon as practicable after such filing. We will not be obligated (i) to effect a Demand Registration within ninety (90) days after the effective date of a previous Demand Registration, other than for a shelf registration, or (ii) to effect a Demand Registration unless the Demand Request is for a number of Registrable Shares with an expected market value that is equal to at least (x) $15 million as of the date of such Demand Request or is for one hundred percent of the demanding Stockholder’s Registrable Shares with respect to any Demand Registration made on Form S-1 or (y) $5 million as of the date of such Demand Request with respect to any Demand Registration made on Form S-3.

Upon receipt of any Demand Request, we are required to give written notice, within ten (10) days of such Demand Request, to all other holders of Registrable Shares, who will have the right to elect to include in any subsequent Demand Registration such portion of their Registrable Shares as they may request, subject to certain exceptions.

In addition, subject to certain exceptions, if we propose to register any class of our common stock for sale to the public, we are required, subject to certain conditions, to include all Registrable Shares with respect to which the Company has received written requests for inclusion.

The rights of a holder of Registrable Shares may be transferred, assigned or otherwise conveyed to any transferee or assignee of such Registrable Shares, subject to applicable state and federal securities laws and regulations and our certificate of incorporation. We will be responsible for expenses relating to the registrations contemplated by the Registration Rights Agreement.

The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as suspension periods and, if a registration is for an underwritten offering, limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter.

Pursuant to the Registration Rights Agreement, we have filed a registration statement on Form S-3 with the Commission, of which this prospectus forms a part, under the Securities Act to register the resales by affiliates of ZCOF and Whitebox of the shares received by them in connection with our emergence from bankruptcy on August 31, 2012.

Private Placement Registration Rights Agreement

In connection with our private placement of approximately 14.4 million shares of common stock in September 2013, or the Private Placement, we entered into a registration rights agreement with the purchasers in the Private Placement, or the Private Placement Registration Rights Agreement. Under the Private Placement Registration Rights Agreement, we agreed to file with the Commission within 60 days after the closing date of the Private Placement and to use our commercially reasonable efforts to cause to become effective a registration statement relating to the shares. We also agreed to use our commercially reasonable efforts to keep the registration statement effective until the earliest to occur of (i) the disposition of all registrable securities, (ii) the availability under Rule 144 of the Securities Act for each holder of registrable securities to immediately freely resell such registrable securities without volume restrictions or (iii) the third anniversary of the effective date of the registration statement.

The Private Placement Registration Rights Agreement also provides the right for a holder or group of holders of more than $50 million of registrable securities to demand that we conduct an underwritten public offering of the registrable securities. However, the demanding holders are limited to a total of three such underwritten offerings, with no more than one demand request for an underwritten offering made in any 365 day period. Additionally, the Private Placement Registration Rights Agreement contains customary indemnification rights and obligations for both us and the holders of registrable securities.

A registration statement relating to the shares of common stock issued in the Private Placement was declared effective by the Commission on December 18, 2013. In March 2015, we became ineligible to use Form S-3, suspended the use of the registration statement and received a waiver from the holders of a majority of the shares of common stock issued in the Private Placement of our obligation to pay liquidated damages under the Private Placement Registration Rights Agreement, subject to certain conditions. Pursuant to the Private Placement Registration Rights Agreement, we have filed a registration statement on Form S-3 with the Commission, of which this prospectus forms a part, under the Securities Act to register the resales by the purchasers of the shares purchased in the Private Placement.

Listing

Our common stock is quoted on the NYSE MKT under the symbol “PARR.”

Transfer Agent and Registrar

American Stock Transfer & Trust Company is transfer agent and registrar for our common stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

Unless otherwise specified in this prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by another equitable method as may be determined by us.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

Voting

Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days has expired after the depositary has delivered to us written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock, depositary shares, purchase contracts or units that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

•	the offering price;

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the dates or periods during which the warrants can be exercised;

•	whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	any special tax implications of the warrants or their exercise;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any other terms of the warrants.

Transfers and Exchanges

A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

Exercise

Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

After this time, unless we have extended the expiration date, the unexercised warrants will be void.

Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

•	warrant certificates properly completed; and

•	payment of the exercise price.

As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, depositary shares, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the securityholders entitled to the subscription rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the common stock, preferred stock, depositary shares or other securities upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the amount of common stock, preferred stock, depositary shares or other securities that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	any applicable federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.

If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;

•	the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•	the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;

•	whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;

•	the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

•	the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and

•	the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, debt securities, subscription rights, purchase contracts or any combination of such securities, including guarantees of non-convertible debt securities. The applicable prospectus supplement will describe:

•	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

•	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.

Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

PLAN OF DISTRIBUTION

We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also sell our securities upon the exercise of subscription rights that may be distributed to security holders. We may use these methods in any combination.

We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or any related free writing prospectus, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or any related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the New York Stock Exchange, NYSE MKT or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

•	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

•	to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

•	to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

By Agents

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

•	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Direct Sales

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus (other than common stock) may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter Hedges LLP, Houston, Texas. The validity of issuance of certain of the offered securities and other matters arising under Hawaii law are being passed upon by Kobayashi Sugita & Goda, LLP, Honolulu, Hawaii. The validity of issuance of certain of the offered securities and other matters arising under Alberta law are being passed upon by Blake, Cassels & Graydon LLP, Calgary, Alberta. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Par Petroleum Corporation and subsidiaries as of and for the years ended December 31, 2014 and 2013, incorporated in this prospectus by reference from our Current Report on Form 8-K dated May 22, 2015, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The audit report on the balance sheets of Piceance Energy, LLC as of December 31, 2014 and 2013, and the related statements of operations, members’ equity, and cash flows for the years ended December 31, 2014 and 2013, included in our Current Report on Form 8-K filed on May 22, 2015, has been incorporated by reference herein and in the registration statement in reliance upon the reports of EKS&H LLLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The combined financial statements of Tesoro Hawaii (as described in Note A to the combined financial statements) as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, included in Par Petroleum Corporation’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 14, 2013, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference given on the authority of such firm as experts in accounting and auditing.

The information included in or incorporated by reference into this prospectus regarding estimated quantities of our proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of reserves and future net revenue as of December 31, 2014, that were prepared by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm. These estimates are aggregated and the sums are included in or incorporated by reference into this prospectus in reliance upon the authority of the firm as an expert in these matters.

Common Stock

PROSPECTUS SUPPLEMENT

November 20, 2015